Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-120317, No. 333-128706, No. 333-132976 and 333-147802) and S-8 (No. 333-08972, No. 333-95301, No. 333-57068, No. 333-124708 and No. 333-147012) of our report dated June 15, 2007, relating to the consolidated financial statements of Advanced Photonix, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

/s/ Farber Hass Hurley LLP
(formerly Farber Hass Hurley & McEwen LLP)
Camarillo, California
June 30, 2008